SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
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     (2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          The Czech Republic Fund, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

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|_|  Fee paid previously with premilinary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ______________________________________________________________________

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          ______________________________________________________________________

     (4)  Date filed:

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



                         The Czech Republic Fund, Inc.

                               Oppenheimer Tower
                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281

                                                                 January 8, 1998

Dear Stockholder:

     Enclosed you will find proxy materials for the upcoming Annual Meeting of Stockholders. In addition to the normal Annual Meeting items, you are being asked to consider an important proposal to broaden the investment strategy of the Fund. Under the proposal, the Fund's primary investment focus would be expanded beyond the Czech Republic to encompass Central Europe. Specifically, if adopted, the proposal would require that at least 65% of the Fund's assets be invested, under normal market conditions, in "Central European Issuers", which would include issuers in the Czech Republic. The immediate effect of the adoption of the proposal would be to permit the Fund the flexibility to invest to a greater extent than it may currently in the other countries in Central Europe. At present, the Fund's investments in Central Europe (other than the Czech Republic) are limited to 35% of the Fund's assets.

     Value Advisors, the Fund's investment manager, and OpCap Advisors, the Fund's investment adviser, recommended the proposal to your Board of Directors, which in turn has unanimously recommended it to you for your approval. As you are aware, the Fund has been in a temporary defensive posture since May 1997. We believe that the proposal is in the best interests of stockholders and will enable the Fund to continue to seek its objective of long-term capital appreciation through access to a more widely diversified group of investment opportunities.

     As you will see from the proxy statement, your vote is also requested to approve a change in the Fund's name to "The Central European Value Fund, Inc." This change is requested in connection with the proposed strategy change and is necessary to comply with regulatory requirements governing investment company names.

     YOUR VOTE IS IMPORTANT! If you have any questions regarding the proposals, please call 212-667-5085.

                                             Sincerely,


                                             Stephen Treadway
                                             Chairman

                         The Czech Republic Fund, Inc.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 January 8, 1998

To the Stockholders:

     The Annual Meeting of Stockholders of The Czech Republic Fund, Inc. (the "Fund") will be held at Oppenheimer Tower, One World Financial Center, 200 Liberty Street, New York, New York on the 40th floor, on Friday, February 20, 1998, at 10:00 a.m., for the purposes of considering and voting upon:

     1. The approval of certain modifications to the Fund's fundamental policies, which would have the effect of broadening the Fund's investment strategy from one of investing primarily in securities of "Czech Issuers", to investing primarily in securities of "Central European Issuers" (which would include "Czech Issuers"). (Proposals 1(a), 1(b) and 1(c))

     2. The approval of an amendment to the Fund's charter to change the name of the Fund to "The Central European Value Fund, Inc." (Proposal 2)

     3.   The election of directors. (Proposal 3)

     4. The ratification of the selection of Price Waterhouse LLP as the independent accountants of the Fund for the year ending August 31, 1998. (Proposal 4)

     5.   Any other business that may properly come before the meeting.

     The close of business on December 23, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.



                                        By Order of the Board of Directors,


                                        Deborah Kaback
                                        Secretary


--------------------------------------------------------------------------------

TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU to indicate voting instructions on the enclosed proxy card, date and sign it and return it promptly in the envelope provided, no matter how large or small your holdings may be.

--------------------------------------------------------------------------------

                      Instructions for Signing Proxy Cards

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:


                                  Registration

          Corporate Accounts                        Valid Signature

          (1)  ABC Corp.                            ABC Corp.
          (2)  ABC Corp.                            John Doe, Treasurer
          (3)  ABC Corp.
                 c/o John Doe, Treasurer            John Doe
          (4)  ABC Corp. Profit Sharing Plan        John Doe, Trustee

          Trust Accounts

          (1)  ABC Trust                            Jane B. Doe, Trustee
          (2)  Jane B. Doe, Trustee
                 u/t/d/ 12/28/78                    Jane B. Doe

          Custodial or Estate Accounts

          (1)  John B. Smith, Cust.
                 f/b/o John B. Smith, Jr. UGMA      John B. Smith
          (2)  John B. Smith                        John B. Smith, Jr., Executor

                         The Czech Republic Fund, Inc.
                               Oppenheimer Tower
                           One World Financial Center
                               200 Liberty Street
                            New York, New York 10281


                                ---------------
                                PROXY STATEMENT
                                ---------------


     This proxy statement is furnished in connection with a solicitation by the Board of Directors of THE CZECH REPUBLIC FUND, INC. (the "Fund") of proxies to be used at the Annual Meeting of Stockholders of the Fund (the "Annual Meeting") to be held at Oppenheimer Tower, One World Financial Center, 200 Liberty Street, New York, New York on the 40th floor, on Friday, February 20, 1998 at 10:00 a.m. (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about January 8, 1998. Stockholders who execute proxies retain the right to revoke them in person at the Annual Meeting or by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR Proposals 1(a), 1(b), 1(c), 2, 3 and 4. The close of business on December 23, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. On the record date there were 5,878,047 shares of Common Stock outstanding.

     The Fund will furnish, without charge, copies of the Fund's Annual Report for the year ended August 31, 1997 to any stockholder upon request. Requests should be directed to Deborah Kaback, Secretary, The Czech Republic Fund, Inc., Oppenheimer Tower, One World Financial Center, 200 Liberty Street, New York, New York 10281, Telephone: 1-800-670-6722.

     In the event that a quorum is not present at the Annual Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Annual Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval. Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock of the Fund entitled to vote at the Annual Meeting. Proposals 1(a), 1(b), 1(c) and 2 are part of a related plan to modify the Fund's investment strategy and each Proposal will be adopted only if each other Proposal is approved.

     Value Advisors LLC ("Value Advisors" or the "Investment Manager"), whose principal business address is c/o PIMCO Advisors L.P., 800 Newport Center Drive, Newport Beach, California 92660, is the Fund's investment manager. OpCap Advisors ("OpCap Advisors" or the "Investment Adviser"), whose principal business address is Oppenheimer Tower, One World Financial Center, 200 Liberty Street, New York, New York 10281, is the Fund's investment adviser. On November 4 and December 1, 1997, PIMCO Advisors L.P. acquired Value Advisors and Oppenheimer Capital, whose subsidiary is OpCap Advisors. Prior to the closing of the transaction, Value Advisors acquired the rights and obligations of Advantage Advisers, Inc. ("Advantage") under its prior investment management agreement with the Fund.

          PROPOSAL 1: MODIFICATION OF THE FUND'S FUNDAMENTAL POLICIES
                   TO BROADEN THE FUND'S INVESTMENT STRATEGY

     Set forth below is a description of the proposed changes to the Fund's investment policies, the rationale for the proposals, and a description of the Fund's investment strategy, assuming that stockholders approve the changes.

The Proposals

     Value Advisors and OpCap Advisors recently recommended, and the Board of Directors of the Fund has unanimously approved and authorized for submission to stockholders, that certain of the Fund's "fundamental" policies be changed to broaden the investment strategy of the Fund. Under the proposals, which are set forth below, the Fund's overall investment objective of long-term capital appreciation would not change.

     Proposal 1(a)

     Current: The investment objective of the Fund is long-term capital appreciation, which it seeks to achieve by investing primarily in securities of Czech Issuers.

     Proposed: The investment objective of the Fund is long-term capital appreciation, which it seeks to achieve by investing primarily in securities of Central European Issuers.

     Proposal 1(b)

     Current: It is the Fund's policy, under normal market conditions, to invest at least 65% of the Fund's total assets in securities of Czech Issuers.

     Proposed: It is the Fund's policy, under normal market conditions, to invest at least 65% of the Fund's total assets in securities of Central European Issuers.

     Proposal 1(c)

     Current: In addition, as a matter of fundamental policy, and notwithstanding any other fundamental investment policy or limitation, the Fund may invest all or a portion of its assets invested in the Czech Republic or another Central European country through one or more subsidiaries, trusts or other similar arrangements (including a branch) established by the Fund at any such time that the Board of Directors of the Fund determines that it is in the best interests of the Fund's shareholders.

     Proposed: In addition, as a matter of fundamental policy, and notwithstanding any other fundamental investment policy or limitation, the Fund may invest all or a portion of its assets invested in a Central or Eastern European country through one or more subsidiaries, trusts or other similar arrangements (including a branch) established by the Fund at any such time that the Board of Directors of the Fund determines that it is in the best interests of the Fund's shareholders.

Rationale for the Proposals

     In making their recommendation to the Board, Value Advisors and OpCap Advisors had determined that the proposed modifications would benefit the Fund's shareholders, by providing a broader focus to the Fund, to enable the Fund to seek its objective of long-term capital appreciation through greater access to investment opportunities in all the markets in which the Fund is currently authorized to invest, including the Czech Republic and elsewhere in Central Europe. Value Advisors and OpCap Advisors determined that access to additional investment candidates will enable OpCap Advisors to structure a more diversified portfolio of investments for the Fund. In managing the Fund, OpCap Advisors intends to continue to follow the principle of "value investing", by seeking out businesses believed to be undervalued relative to their markets and competitors. In considering investment candidates, OpCap Advisors will focus on companies that share one or more of the following characteristics relative to their markets: high return on invested capital; strong industry positions and unique products; strong balance sheets; and superior management committed to shareholder interests.

     The recommendation was based in part on the continuing review of market, political and economic events in the Czech Republic, the fact that the Fund has been in a temporary defensive posture since May 1997, and an evaluation of the prospects for improvement over the near term. At November 30, 1997, approximately 45% of the Fund's total assets was invested in Czech Issuers, 31% of the Fund's total assets was invested in Central European Issuers and 24% of the Fund's total assets was invested in short-term investments and other assets, in accordance with the Fund's temporary defensive posture.

     Proposal 1(a) would modify the policy which requires the Fund to seek to achieve its objective through investing primarily in securities of "Czech Issuers". If modified, the policy would permit the Fund to invest primarily in securities of "Central European Issuers" (defined below under "Proposed Investment Strategy"), which would include Czech Issuers. Proposal 1(b) similarly would modify the Fund's current fundamental policy requiring the maintenance of at least 65% of the Fund's total assets in the securities of Czech Issuers. If modified, the Fund would be required, under normal market conditions, to invest at least 65% of its total assets in the securities of Central European

Issuers. Proposal 1(c) would make a conforming change to the Fund's policies permitting investment in a particular country through other investment funds, branches or other vehicles rather than directly in securities of particular issuers. If the Proposals are approved, OpCap Advisors will redeploy the Fund's assets to increase the Fund's assets invested in Central European Issuers above the 65% minimum.

     The Fund also has an operating policy which permits up to 35% of the Fund's total assets to be invested in the securities of "Central and Eastern European Issuers". In addition to the Czech Republic, the Fund's Board of Directors has currently authorized the Fund's Investment Adviser to invest the Fund's assets in the following Central European countries: Austria, Hungary, Poland, Croatia, Romania, Slovakia and Slovenia. As an operating policy, no more than 15% of the Fund's total assets may be invested in any one of these countries. Operating policies may be modified by the Fund's Board of Directors without shareholder vote.

     Under the proposed changes to the Fund's investment strategy, the Board of Directors has approved the modification of the operating policy which permits up to 35% of the Fund's total assets to be invested in Central and Eastern European Issuers. Under the proposal, the policy would be modified to permit up to 35% of the Fund's total assets to be invested in Eastern European Issuers (defined below under "Proposed Investment Strategy"), subject to shareholder approval of Proposals 1(a), 1(b), 1(c) and 2. Value Advisors and OpCap Advisors believe that the Fund will be able to benefit as market conditions and investment opportunities in Eastern Europe develop further over the next few years. In addition, under the proposal, the operating policy limiting investments in any one country (other than the Czech Republic) to 15% of the Fund's assets would be eliminated. Elimination of this operating policy could permit the Fund to invest without restriction in securities of issuers in any one country, although the Fund would not be permitted to invest in excess of 25% of its assets in governmental securities of any one country. The Fund's operating policy of investing at least 65% of total assets in equity securities, under normal market conditions, is not proposed to be modified.

     In February 1997, the Securities and Exchange Commission (the "SEC") proposed the adoption of new regulations regarding investment company names. The proposal generally requires that an investment company which has a name suggesting that it invests in a particular type of security or a particular geographical region (e.g., Central Europe) adopt a fundamental policy requiring that the fund invest, under normal market conditions, at least 80% of the fund's assets in the type of securities or the region suggested by the name.

     The SEC has solicited comments on the proposal, which continues to be under review. At this time it is unclear whether the proposal will be adopted, and if it is, in what form. If adopted in the proposed form, and if Proposals 1(a), 1(b), 1(c) and 2 were approved, the Fund's Board of Directors would consider the options that would be available to the Fund, which could include modifying the Fund's policies to require that at least 80% of the Fund's assets (rather than 65% of total assets) be invested in Central Europe, or alternatively, proposing to stockholders a further change in the name of the Fund to eliminate the reference to Central Europe. Under the proposal, if the Board of Directors adopted a policy requiring that at least 80% of the Fund's assets be invested in Central Europe, OpCap Advisors would have up to one year to effect the change.

Proposed Investment Strategy

     Set forth below is a description of the investment objective and policies of the Fund, as they would be effective if the proposed changes to the Fund's policies are approved by stockholders. See Appendix A for a discussion of certain risk factors and special considerations relating to investment in Central and Eastern European countries, including economic, social and political risks and the risk factors of investing in less developed securities markets.

     Investment Objective and Policies

          The investment objective of the Fund is long-term capital appreciation, which it seeks to achieve by investing primarily in securities of "Central European Issuers". The Fund's investment objective and its policy to invest, under normal market conditions, at least 65% of its assets in securities of Central European Issuers, are fundamental policies of the Fund which cannot be changed without the approval of a "majority of the Fund's outstanding voting securities" (as defined in the Investment Company Act of 1940 (the "1940 Act")).

     Portfolio Structure

          It is the Fund's policy, under normal market conditions, to invest at least 65% of the Fund's total assets in securities of Central European Issuers. In addition, the Fund may invest up to 35% of its total assets in securities of Eastern European Issuers. Central European Issuers are (i) companies (A) organized under the laws of a Central European country or its predecessors, or (B) whose principal business activities are conducted in one or more Central European countries, and which derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in one or more Central European countries, or have at least 50% of their assets in one or more such countries, or (C) which have issued securities which are traded principally in a Central European country, and (ii) governments, governmental entities or political subdivisions of Central European countries. Eastern European Issuers are
     (i) companies (A) organized under the laws of an Eastern European country or its predecessors, or (B) whose principal business activities are conducted in one or more Eastern European countries, and which derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in one or more Eastern European countries, or have at least 50% of their assets in one or more such countries, or (C) which have issued securities which are traded principally in an Eastern European country, and (ii) governments, governmental entities or political subdivisions of Eastern European countries. Determinations as to the eligibility of issuers under the foregoing definitions will be made by the Investment Adviser based on publicly available information and inquiries made to the companies.

          The Fund's Board of Directors has currently authorized the Fund's Investment Adviser to invest the Fund's assets in the following Central European countries: the Czech Republic, Austria, Hungary, Poland, Croatia, Romania, Slovakia and Slovenia. It is the Fund's policy, under normal market conditions, to invest at least 65% of its total assets in equity securities, and up to 35% of the Fund's total assets may be invested in debt securities. Equity securities include common and preferred stock (including convertible preferred stock), American, Global or other types of Depositary Receipts ("ADRs"), convertible bonds, notes and debentures, equity interests in trusts, partnerships, joint ventures or similar enterprises and common stock purchase warrants and rights.

          The Fund's assets may be invested in debt securities (other than Temporary Investments, as described below) when the Investment Adviser believes that, based upon factors such as relative interest rate levels and foreign exchange rates, such securities offer opportunities for long-term capital appreciation. Up to 35% of the Fund's total assets (i) may be invested, subject to certain restrictions, in (A) debt securities issued or guaranteed by a Central or Eastern European Issuer, (B) in debt securities denominated in the lawful currency of any Central or Eastern European country and (C) short-term debt securities of the type described below and
     (ii) may be utilized to purchase and sell options on securities, financial futures, fixed income indices and other financial instruments, and to enter into currency transactions and lend portfolio securities. The Fund has not established any minimum rating criteria for the debt securities (other than Temporary Investments) in which it may invest, and the Fund may invest in "high yield/high risk securities," including securities which are in default. See "Appendix A: Risk Factors and Special Considerations - High Yield/High Risk and Unrated Debt." In addition, the Fund is not required to dispose of securities in the event of a decline in their credit quality or ratings. The Fund expects that debt securities guaranteed by a Central or Eastern European governmental or private entity would be guaranteed as to payment of principal and interest by the full faith and credit of the relevant guarantor. If, however, such a debt security were not so guaranteed, the Fund would nonetheless expect to be permitted to invest in the security as a result of either the issuer of the security or the currency in which the security is denominated satisfying the Fund's policies with respect to investment in debt securities. In evaluating the quality of debt obligations the Investment Adviser takes into consideration, among other things, the issuer's financial resources, its operating history, its sensitivity to economic and political conditions and trends, anticipated changes in interest rates, the quality of the issuer's management and regulatory matters. The Fund is permitted to invest up to 100% of its assets in Temporary Investments for temporary defensive purposes due to political, market or other factors affecting markets in the Central or Eastern European countries.

          Additional Central European countries in which the Fund's Board of Directors may authorize the Fund to invest in the future include Albania, Bosnia and Herzegovina, Bulgaria, Macedonia and Yugoslavia. Eastern European countries in which the Fund may invest in the future include Belarus, Estonia, Latvia, Lithuania, Moldova, Russia and the Ukraine. Shareholders will be notified when the Fund's Board of Directors authorizes the Investment Adviser to invest in additional Central or Eastern European countries. The Fund reserves the right to modify the countries included within its definition of Central Europe or Eastern Europe as market conditions develop, political events occur or borders change. In addition, for purposes of applying the foregoing limitation, if an issuer is a Central or Eastern European Issuer as a result of relationships with respect to more than one Central or Eastern European country, the Fund may consider the issuer to be associated with any one of such countries.

          The Fund is permitted to invest in investment funds which invest principally in securities in which the Fund is authorized to invest. The Fund may invest in such funds as a means of investing in other equity securities in which the Fund is authorized to invest when the Investment Adviser believes that such investments may be more advantageous to the Fund than a direct market purchase of such securities (e.g., if such funds trade at a significant discount to net asset value, chiefly as a result of transitory market conditions that the Investment Adviser expects will change). Under the 1940 Act, the Fund is restricted in the amount it may invest in such funds.

          The Fund may invest its assets in a broad spectrum of industries. In selecting industries and companies for investment, the Investment Adviser considers overall growth prospects, financial condition, competitive position, technology, research and development, productivity, labor costs, raw material costs and sources, profit margins, return on investment, structural changes in local economies, capital resources, the degree of government regulation or deregulation, management and other factors.

     Temporary Investments

          The Fund may hold and/or invest its assets in cash and/or Temporary Investments (as defined below) for cash management purposes, pending investment in accordance with the Fund's investment objective and policies and to meet operating expenses. In addition, the Fund may take a temporary defensive posture and invest without limitation in Temporary Investments. The Fund may assume a temporary defensive posture when, due to political, market or other factors broadly affecting markets, the Investment Adviser determines that either opportunities for capital appreciation in those markets may be significantly limited or that significant diminution in value of the securities traded in those markets may occur. As a temporary defensive measure, the Fund may also increase the percentage of its assets invested in a particular Central or Eastern European country. To the extent that the Fund invests in Temporary Investments, it may not achieve its investment objective.

          Temporary Investments are debt securities denominated in U.S. Dollars or in another freely convertible currency including: (1) short-term (less than 12 months to maturity) and medium-term (not greater than five years to maturity) obligations issued or guaranteed by (a) the U.S. Government, the governments of Central or Eastern European countries, their agencies or instrumentalities or (b) international organizations designated or supported by multiple foreign governmental entities to promote economic reconstruction or development ("supranational entities"); (2) finance company obligations, corporate commercial paper and other short-term commercial obligations, in each case rated or issued by companies with similar securities outstanding that are rated, Prime-1 or A or better by Moody's Investors Service, Inc. ("Moody's") or A-1 or A or better by Standard & Poor's Ratings Group ("S&P") or, if unrated, of comparable quality as determined by the Investment Adviser; (3) obligations (including certificates of deposit, time deposits, demand deposits and bankers' acceptances) of banks, subject to the restriction that the Fund may not invest more than 25% of its total assets in bank securities; and (4) repurchase agreements with respect to securities in which the Fund may invest. The banks whose obligations may be purchased by the Fund and the banks and broker-dealers with which the Fund may enter into repurchase agreements include any member bank of the Federal Reserve System and any U.S. or foreign broker-dealer or any foreign bank that has been determined by the Investment Adviser to be creditworthy.

          Repurchase agreements are contracts pursuant to which the seller of a security agrees at the time of sale to repurchase the security at an agreed upon price and date. When the Fund enters into a repurchase agreement, the seller is required to maintain the value of the securities subject to the repurchase agreement, marked to market daily, at not less than their repurchase price. Repurchase agreements may involve risks in the event of insolvency or other default by the seller, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities.

     See Appendix B for a further description of the Fund's investment policies and investment restrictions which would be in effect if the proposed modifications to the Fund's investment policies are approved.

     THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED CHANGES IN THE FUND'S FUNDAMENTAL POLICIES.

     In the event that the proposed changes are not approved, the Board of Directors would consider the options available to the Fund in light of the Fund's investment policies and market conditions.

Required Vote

     Approval of each modification of the investment policies of the Fund requires the affirmative vote of a "majority" of the Fund's outstanding voting securities. The term "majority" means the vote of the lesser of (i) 67% of the Fund's outstanding shares present at the Meeting if shareholders holding more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares. For purposes of this proposal, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes but not for voting and will have the same effect as votes cast against the proposal.

     Proposals 1(a), 1(b), 1(c) and 2 are part of a related plan to modify the Fund's investment strategy and each Proposal will be adopted only if each other Proposal is approved.

         PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE FUND'S CHARTER TO
           CHANGE THE NAME OF THE FUND TO "THE CENTRAL EUROPEAN VALUE
                                   FUND, INC."

     At the Meeting, stockholders will be asked to approve a change in the Fund's name to "The Central European Value Fund, Inc." In connection with its approval of the proposals to modify the Fund's investment strategy, the Board of Directors of the Fund unanimously approved the change of the Fund's name and directed that the name change be submitted to stockholders. The name change is also necessitated by guidelines established by the Securities and Exchange Commission regarding investment company names. Under the guidelines, the Fund may retain its current name only if the Fund has a policy of investing at least 65% of its assets in Czech Issuers.

     THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE CHANGE IN THE FUND'S NAME TO "THE CENTRAL EUROPEAN VALUE FUND, INC."

Required Vote

     The affirmative vote of at least a majority of the outstanding shares of the Fund is required to approve the change in the Fund's name to "The Central European Value Fund, Inc." For purposes of this proposal, abstentions and broker non-votes will have the same effect as votes cast against the proposal.

     The effectiveness of Proposal 2 is conditioned on stockholder approval of Proposals 1(a), 1(b) and 1(c).

                       PROPOSAL 3: Election of Directors

     In accordance with the Fund's Charter, the Fund's Board of Directors is divided into three classes: Class I, Class II and Class III. At the Annual Meeting, stockholders will be asked to elect two Class II Directors to hold office until the year 2000 Annual Meeting of Stockholders or thereafter when their successors are elected and qualified. The term of office of the Class III Director, Mr. Belica, expires at the next Annual Meeting of Stockholders and the term of office of the Class I Directors, Mr. Gelb and Ms. Luers, expires at the Annual Meeting of Stockholders in 1999, or thereafter in each case when their respective successors are elected and qualified. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

     The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to vote) FOR the election of the nominees listed below. Each nominee has indicated that he will serve if elected, but if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment. Robert I. Kleinberg and Alan H. Rappaport, officers of Advantage who previously served as directors of the Fund, resigned from the Board of Directors of the Fund effective November 4, 1997 in connection with the transaction by which PIMCO Advisors L.P. acquired Value Advisors and OpCap Advisors. Stephen Treadway was elected to the Board of Directors by the remaining directors of the Fund effective November 4, 1997.

     The following table provides information concerning the nominees for election as directors:

                                                                 Shares of Common Stock
  Nominees and Principal Occupations                               Beneficially Owned
              During the                    Director           Directly or Indirectly, on
           Past Five Years                   Since      Age        January 1, 1998(A)
  ----------------------------------        --------    ---    --------------------------
Directors to serve until year 2000
Annual Meeting of Stockholders

Stephen Treadway*, Chairman; Executive        1997       50                 --
  Vice President of PIMCO Advisors L.P.
  and Director, Chairman and President
  of PIMCO Funds Distribution Company
  (May 1996-Present); formerly, he was
  employed by Smith Barney Inc. for more
  than 18 years, serving in various
  senior officer positions.

Luis Rubio, Member of the Audit               1994       42               1,000
  Committee; President, Centro de
  Investigacion Para el Desarrollo,
  A.C., (Center of Research for
  Development) (1981-Present).

----------
* "Interested person" as defined in the 1940 Act because of a relationship with Value Advisors, the Fund's investment manager.

     The following table provides information concerning the remaining directors of the Fund:

                                                                 Shares of Common Stock
                                                                   Beneficially Owned
 Directors and Principal Occupations        Director           Directly or Indirectly, on
     During the Past Five Years              Since      Age        January 1, 1998(A)
  ----------------------------------        --------    ---    --------------------------
Directors serving until next
Annual Meeting of Stockholders

Paul Belica, Chairman of the Audit            1994       76                 500
  Committee; Director, Deck House, Inc.
  (1976-Present); Director, Senior Vice
  President and Managing Director, Smith
  Barney, Harris Upham & Co. (1977-1988);
  Director and Treasurer, Isabela Home
  Inc., Isabela Housing Company, Inc.,
  and Isabela Nursing Home Inc.
  (1976-1987); Executive Director, New
  York State Housing Finance Agency, New
  York State Medical Care Facilities
  Financing Agency, New York State
  Munical Bond Bank Agency, New York
  State Project Finance Agency and
  Chairman, State of New York Mortgage
  Agency (1961-1976).

Directors serving until 1999
Annual Meeting of Stockholders

Leslie H. Gelb, Member of the Audit           1994       60                 100
  Committee; President, The Council on
  Foreign Relations (1993-Present);
  Columnist (1991-1993), The New York
  Times.

Wendy W. Luers, Member of the Audit           1994       57                 500
  Committee; Founder and President, The
  Foundation for a Civil Society, New
  York, Prague, Bratislava (a non-profit
  foundation which sponsors various
  organizations and programs in the
  Czech and Slovak Republics);
  Contributing Editor, Vanity Fair
  (1989-1995).

----------
(A) Each director has sole voting and investment power with respect to the listed shares.

     Each of Messrs. Gelb, Treadway and Rubio serves as a director of certain other U.S. registered investment companies, as described below. Mr. Treadway is a director of one other registered investment company advised by both Value Advisors and OpCap and of one other investment company advised by PIMCO Advisors L.P. Mr. Gelb is a director of six other registered investment companies. Mr. Rubio is a director of one registered investment company and an individual general partner of two registered investment companies.

     At January 1, 1998, directors and officers of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund. No person owned of record, or to the knowledge of management owned beneficially, more than 5% of the Fund's outstanding shares at that date, except that Cede & Co., a nominee for participants in Depository Trust Company, held of record 5,780,541 shares, equal to 98.34% of the outstanding shares of the Fund.

     The executive officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. In addition to Mr. Treadway, the current executive officers of the Fund are:

                                                                Officer
Name                       Office                       Age      Since
----                       ------                       ---      -----
Bernard H. Garil           President                     57      1997
Pierre H. Daviron          Executive Vice President      55      1997
Elisa A. Mazen             Executive Vice President      36      1997
Newton B. Schott, Jr.      Executive Vice President      55      1997
Richard Peteka             Treasurer                     36      1997
Deborah Kaback             Secretary                     46      1997

     Mr. Garil is President of OpCap Advisors and a Managing Director of Oppenheimer Capital. Mr. Daviron is a Managing Director of Oppenheimer Capital and the President of Oppenheimer Capital International, a division of Oppenheimer Capital. Ms. Mazen is a Vice President of Oppenheimer Capital. Mr. Schott is a Director, Executive Vice President, Chief Administrative Officer and Secretary of PIMCO Funds Distribution Company. Mr. Peteka is a Vice President of Oppenheimer Capital. Ms. Kaback is a Senior Vice President of Oppenheimer Capital.

     The Fund's Audit Committee is composed of Messrs. Belica, Gelb and Rubio and Ms. Luers. The principal functions of the Audit Committee are to recommend to the Board the appointment of the Fund's independent accountants, to review with the independent accountants the scope and anticipated cost of their audit and to receive and consider a report from the independent accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. This Committee met two times during the year ended August 31, 1997. The Fund has no nominating or compensation committees.

     During the fiscal year ended August 31, 1997, the Board of Directors met nine times. Each director attended at least 75% of the meetings of the Board or the Committee of the Board for which he or she was eligible.

     Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Annual Meeting information regarding compensation paid to directors by the Fund as well as by the various other investment companies advised by the Fund's investment advisers during its prior fiscal year. The following table provides information concerning the approximate compensation paid during the year ended August 31, 1997 to each director of the Fund, as well as information concerning compensation paid to each director by other investment companies advised by Advantage, which served as the Fund's investment manager during the year ended August 31, 1997. No remuneration was paid to the directors by other investment companies advised by OpCap Advisors. No remuneration was paid during the year ended August 31, 1997 to Messrs. Rappaport or Kleinberg, who were directors of the Fund during the period and were "interested persons" of the Fund as defined in the 1940 Act because of their relationship with Advantage. Please note that the Fund does not provide any pension or retirement benefits to directors.

                                                  Total Compensation from
                        Aggregate Compensation      Other Funds Advised
Name of Director               from Fund                by Advantage             Total Compensation
----------------        ----------------------    -----------------------        ------------------
                                                    Directorships (A)(B)          Directorships (A)

Paul Belica                     $ 8,200                     --                       $ 8,200(1)
Leslie H. Gelb                  $ 7,300                  $48,000(6)                  $55,300(7)
Wendy W. Luers                  $ 7,200                     --                       $ 7,200(1)
Luis Rubio                      $ 8,100                  $18,900(1)                  $27,000(2)

----------

     (A) The numbers in parentheses indicate the applicable number of investment company directorships held by that director.

     (B) Value Advisors now serves as the investment manager for four of the six investment companies referred to in the table for which Mr. Gelb serves as a director, while Advantage continues to serve as the investment manager for the two remaining investment companies. Advantage continues to serve as investment manager for the investment company referred to in the table for which Mr. Rubio serves as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act in combination require the Fund's directors and officers, persons who own more than ten percent of the Fund's Common Stock, the Fund's investment advisers and their respective directors and officers, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that all relevant persons have complied with applicable filing requirements during the fiscal year ended August 31, 1997.

Required Vote

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of directors, abstentions and broker non-votes will not be considered votes cast, and do not affect the plurality vote required for directors.

     PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Fund has selected Price Waterhouse LLP as independent accountants of the Fund for the year ending August 31, 1998. The appointment of independent accountants is approved annually by the Board of Directors and is subsequently submitted to the stockholders for ratification. The Fund has been advised by Price Waterhouse LLP that at August 31, 1997, neither the firm nor any of its partners had any direct or material indirect financial interest in the Fund. A representative of Price Waterhouse LLP will be available by telephone to answer questions concerning the Fund's financial statements and will have an opportunity to make a statement if he or she chooses to do so.

     THE DIRECTORS, INCLUDING THE "NON-INTERESTED" DIRECTORS, UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS.

Required Vote

     Ratification of the selection of Price Waterhouse LLP as independent accountants of the Fund requires the affirmative vote of the holders of a majority of the votes cast by holders of shares of Common Stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of this proposal, abstentions and broker non-votes will not be considered votes cast for the foregoing purpose.

                             ADDITIONAL INFORMATION

     Value Advisors has served as the Fund's administrator since November 4, 1997. Oppenheimer & Co., Inc. previously served as the Fund's administrator. The address of Value Advisors is c/o PIMCO Advisors L.P., 800 Newport Center Drive, Newport Beach, CA, 92660. Value Advisors subcontracts certain of its responsibilities to PFPC Inc. The address of PFPC Inc. is 400 Bellevue Parkway, Wilmington, Delaware 19809.

                                 OTHER BUSINESS

     The Board of Directors of the Fund does not know of any other matter which may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                   PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by stockholders of the Fund which are intended to be presented at the Fund's next Annual Meeting of Stockholders must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than September 10, 1998.

                         EXPENSES OF PROXY SOLICITATION

     The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Fund. Proxies may also be solicited personally by officers of the Fund and by regular employees of Value Advisors and OpCap or their respective affiliates, or other representatives of the Fund or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection. The Fund has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of the proxy vote. D.F. King & Co., Inc. will be reimbursed for its reasonable out-of-pocket expenses in connection with the services it provides to the Fund. In addition, Corporate Investors Communications, Inc. will provide certain services in connection with the solicitation of proxies at a fee to be paid by the Fund and estimated at $4,000 plus disbursements.

     D.F. King & Co., Inc. may call stockholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate stockholders' identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. A stockholder voting by telephone would be asked for his or her social security number or other identifying information and would be given an opportunity to authorize proxies to vote his or her shares in accordance with his or her instructions. To insure that the stockholder's instructions have been recorded correctly, he or she will receive a confirmation of such instructions in the mail. The confirmation is a replica of the proxy card but with marks indicating how the stockholder voted along with a special toll-free number which will be available in the event the stockholder wishes to change or revoke the vote. Although a stockholder's vote may be taken by telephone, each stockholder will receive a copy of this proxy statement and may vote by mail using the enclosed proxy card. If you have any questions or need assistance in voting, please contact D.F. King & Co., Inc. at its toll-free number, 1-800-735-3568.

January 8, 1998

                      [This page intentionally left blank]

                                                                      APPENDIX A

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

     Investing in securities of Central European and Eastern European issuers involves risks and special risk considerations similar to those of investing in Czech Issuers, including those set forth below, which are not associated with investing in securities of U.S. companies. Further, certain investments that the Fund may purchase and investment techniques in which the Fund may engage, involve risks, including those set forth below.

Political, Economic and Other Factors

     The value of the Fund's assets may be adversely affected by political, economic, and social factors, changes in law or regulations of Central and Eastern European countries and the status of foreign relations of Central and Eastern European countries. Developments in the regions may also affect the value of the Fund's assets. In addition, the economy of Central and Eastern European countries may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Many Central and Eastern European countries have substantial external debt. Despite privatization programs that have been implemented, the governments of most Central and Eastern European countries have exercised and continue to exercise significant influence over many aspects of the local economies, and the number of public sector enterprises in Central and Eastern European countries is substantial. New governments and new economic policies may have an unpredictable impact on Central and Eastern European economies. Future actions by the governments of Central and Eastern European countries could have a significant effect on the local economy, which could affect private sector companies, market conditions, and prices and yields of securities in the Fund's portfolio.

     Investing in certain countries in Central and Eastern Europe includes certain other risks not typically associated with investment in developed capital markets, including the possibility of ethnic and civil conflict, involvement by the military in political decisions, attempted coup d'etats, social unrest due to hyperinflation, employment dislocation or other strained economic conditions, and corruption and crime in the securities industry. In many industries there is a current lack of management personnel, technology or capital to compete in an international economy. Governments may be constrained in the level of support they can provide private enterprise because of additional factors such as the need to service foreign debt, curb environmental pollution and address social ills. The economies of many Central and Eastern European countries were tightly controlled by Communist governments and composed almost exclusively of state owned enterprises until recent years. A number of countries have begun, implemented or attempted to implement economic structural reforms, including one or more of the following: liberalizing exchange and trade policies, privatizing state-owned enterprises, controlling inflation, promoting sound monetary and fiscal policy, reforming the financial sector and placing greater reliance on market mechanisms to direct economic activity. There can be no assurance that any particular economic reforms will persist. In addition, there can be no assurance that Central and Eastern European countries will not experience political instability in the future that could adversely affect the market values of the Fund's portfolio holdings and the Fund's common stock. A shift in the allegiance of parties comprising a coalition government could result in a change in government and, as a consequence, a change in political or economic policies. Certain Central and Eastern European countries have recently held or may in the future hold elections in which Socialist parties identified with former ruling Communist or Socialist parties have gained or may gain parliamentary majorities from parties which have supported economic reforms. Moreover, there can be no assurance that the countries in which the Fund invests will not adopt policies adversely affecting the Fund's investments. For example, upon the accession to power of Communist regimes approximately 40 years ago, large amounts of property were expropriated and the claims of many property owners against the governments were never settled. There can be no assurance that claims in Central and Eastern European countries will not impose significant costs upon the governments or that the Fund's investments in certain countries would not be expropriated, nationalized or otherwise confiscated.

     The elimination of any wage and price controls in effect in certain Central and Eastern European countries would result in increased inflation and could lead to reduced competitiveness of certain exports. The dismissal of workers in connection with the transformation of Central and Eastern European economies from state control to market-based incentives or the commencement of bankruptcy proceedings involving Central and Eastern European companies may lead to a rise in unemployment and have a destabilizing impact.

     Certain Central and Eastern European countries lack a well-developed infrastructure. In certain countries, telecommunication capabilities are limited and banks and financial systems are not well developed. Banks in certain Central and Eastern European countries have experienced difficulties including liquidity problems. Continued problems in the banking sector could adversely affect economic development in certain countries. Individual business entities lack a significant history of operating in a market-oriented system. Many companies in Central and Eastern European countries are recently constituted. Many existing enterprises have been radically reorganized and restructured as a result of the shift from a planned command and control economy to a free market, and many enterprises continue to restructure in response to rapidly changing economic conditions.

     The economies of certain Central and Eastern European countries are heavily dependent on the manufacturing sector, and adverse developments affecting this sector in a particular country would adversely affect the economy as a whole. In addition, certain Central and Eastern European economies generally are heavily dependent upon international trade and have been and may continue to be adversely affected by trade barriers and other protectionist measures, exchange controls and relative currency values. These economies may also be adversely affected by economic or political developments in or controversies with neighboring countries and major trading partners. The economies of certain Central European countries are heavily dependent on oil and gas imported from Russia. Political or economic turmoil could result in an energy crisis that would adversely affect the economic stability of certain Central European countries and consequently adversely affect the Fund. Political or economic turmoil in nearby regions could also lead to an influx of refugees to one or more Central or Eastern European countries with adverse economic and political effects on such countries.

     The extent of environmental regulation and protection by Central and Eastern European countries has not matched Western standards. Significant areas of these countries are seriously polluted and will require remedial measures. Addressing these conditions will impose significant costs on Central and Eastern European governments.

     The quality and reliability of official data published by the governments, government agencies and securities exchanges of Central and Eastern European countries is generally not equivalent to that of more developed Western countries.

Market Characteristics

     The relatively small market capitalization of, and trading volume on, Central and Eastern European securities exchanges can be expected to cause the Fund's investments in securities traded on such exchanges to be comparatively less liquid and subject to greater price volatility than comparable U.S. investments.

     At present, custody arrangements complying with the requirements of the Securities and Exchange Commission (the "Commission") are not available to the Fund in certain Central and Eastern European countries. Because the Fund will not invest in a market unless adequate custodial arrangements are available, the range of countries in which the Fund may currently invest is limited, particularly with respect to Eastern Europe. For example, custodial arrangements are not currently available to the Fund to permit direct investments in Bulgaria, Slovenia, Latvia, Lithuania, Yugoslavia and the Ukraine. In addition, the governments of certain countries may require that a governmental or quasi-governmental authority act as custodian of the Fund's assets invested in those countries. These authorities may not be qualified to act as foreign custodians under the 1940 Act and, as a result, the Fund would not be able to invest directly in these countries in the absence of exemptive relief from the Commission. Furthermore, the risk of loss through government confiscation may be increased if the Fund's assets are held in custody in that manner.

     In certain markets, ownership of shares is defined according to entries in the issuer's share register and normally evidenced by extracts from the register or in certain limited cases by formal share certificates. However, in the absence of a central registration system, these services are carried out by the issuers themselves or by a separate registrar. These registrars are not necessarily subject to effective state supervision and it is possible the Fund could lose its share registration through fraud, negligence or even mere oversight. In those jurisdictions, the Fund will endeavor to appropriately record its interests, either itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular audits. However, these extracts have no legal enforceability and it remains possible that a subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights.

     In addition, while applicable regulations may impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or the issuer of the securities in the event of a loss of share registration. An issuer's management may be able to exert considerable influence over who can purchase and sell the issuer's shares by illegally instructing the registrar to refuse to record transactions on the share register. This practice may prevent the Fund from investing in securities of certain issuers otherwise deemed attractive by the Investment Adviser. Further, this also could cause a delay in the sale of portfolio securities by the Fund if a potential purchaser is deemed unsuitable, which may expose the Fund to potential loss on the investment. Moreover, no guarantee can be given that all entitlements attaching to securities acquired by the Fund, including those relating to dividends, can be realized in view of the risk that payments of dividends or other distributions by bank wire or by check sent through the mail could be delayed or lost. In addition, there is the risk of loss in connection with the insolvency of an issuer's bank or transfer agent.

     The development of the securities markets in certain Central and Eastern European countries has been influenced to a significant degree by the methods used in the privatization of companies and, in particular, by voucher privatization. As a result, although precise data is not available, a limited number of voucher funds own a high proportion of the shares of many companies in certain markets and may act in concert in the trading of company shares. Officers of these funds and related parties may participate in the management of portfolio companies, and bank affiliates of these funds may possess detailed information regarding these companies as a result of their lending activities. These factors, combined with a lack of generally available information regarding issuers in certain markets, may result in the Fund having less information regarding issuers than certain other investors. Moreover, in view of the size of positions held by voucher funds and other institutional investors, their trading activities could materially affect the prices of securities held by the Fund and the Fund's ability to acquire and dispose of investments at prices and times it considers advantageous. The concentration of share holdings in institutional investors is also a feature of certain Central and Eastern European securities markets. In addition, minority shareholders in companies, such as the Fund, have limited rights against actions taken by controlling parties, and those actions may adversely affect the value of the Fund's holdings. The limited liquidity of certain Central and Eastern European securities markets may also affect the Fund's ability to acquire or dispose of securities at the price and time it desires.

     Settlement procedures in certain Central and Eastern European countries are less developed and reliable than those in the United States and in other developed markets, and the Fund may experience settlement delays or other material difficulties. Securities trading in emerging Central and Eastern European securities markets may also be subject to risks due to a lack of experience of securities brokers, a lack of modern technology and a possible lack of sufficient capital to expand market operations. The foregoing factors could impede the ability of the Fund to effect portfolio transactions on a timely basis and could have an adverse effect on the net asset value of shares of the Fund's common stock and the price at which the shares trade.

Financial Information and Standards; Regulatory Matters

     In addition to their smaller size, lesser liquidity and greater volatility, Central and Eastern European securities markets are less developed than U.S. securities markets, and in many cases are in fact in the initial development stages. Disclosure and regulatory standards are substantially less stringent than U.S. standards. Issuers in Central and Eastern European countries are subject to accounting, auditing and financial standards and requirements that differ significantly from those applicable to U.S. issuers. Certain issuers are subject to limited or no disclosure requirements, and no prospectus describing a state-owned company may be issued in connection with its privatization and the commencement of trading in the company's securities. With respect to issuers that are subject to disclosure requirements, the assets and profits appearing on their financial statements may not reflect their financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There is substantially less publicly available information about Central and Eastern European issuers than there is about U.S. issuers.

     Issuers of securities in Central and Eastern European countries may not be subject to regulation comparable to that to which U.S. issuers are subject with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. In addition, there is substantially less governmental supervision and regulation of the securities exchanges and securities professionals in Central and Eastern European countries than exists in the United States.

     In the years since the fall of Communism, certain Central and Eastern European countries have been developing a body of securities and tax laws and laws governing corporations. Legal structures governing private and foreign investments and private property, where they have been implemented, are new. Laws may not exist to cover all contingencies or to protect investors, particularly minority shareholders, adequately and furthermore, the administration of laws and regulations by government agencies may be subject to considerable discretion. There is a low level of monitoring and regulation of the securities markets and the activities of investors in such markets, and has been no or very limited enforcement to date of existing regulations. Furthermore, many regulations are inapplicable to transactions conducted directly between market participants, where significant trading may occur in some countries. In addition, even in circumstances where adequate laws exist, it may not be possible to obtain swift and equitable enforcement of the law. Most Central and Eastern European judicial systems have very limited experience with the administration of corporate and commercial law and may not be well equipped to resolve disputes. Consequently, it may be more difficult for the Fund to obtain a judgment in a court outside the United States to the extent that there is a default with respect to a security of a Central or Eastern European issuer or the Fund has any other claim against any such issuer.

Investment Restrictions

     Foreign investment in the securities of Central and Eastern European companies is restricted and controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain Central or Eastern European Issuers. Central and Eastern European countries may require governmental approval prior to investment by foreign persons or limit the amount of investment by foreign persons in a particular company, or give preferential treatment to nationals over foreign investors. Central or Eastern European countries may restrict investment opportunities in issuers or industries deemed important to governmental interests such as defense related firms and public airports.

Foreign Currency Considerations

     The Fund's assets are invested principally in securities of Central and Eastern European Issuers and substantially all of the income received by the Fund is in Central or Eastern European currencies. However, the Fund computes and distributes its income in U.S. Dollars, and the computation of income is made on the date that the income is earned by the Fund at the foreign exchange rate on that date. Therefore, if the value of Central and Eastern European currencies falls relative to the U.S. Dollar between the earning of the income and the time at which the Fund converts the Central and Eastern European currencies to U.S. Dollars, the Fund may be required to liquidate securities in order to make distributions if the Fund has insufficient cash in U.S. Dollars to meet distribution requirements. The liquidation of investments, if required, may have an adverse impact on the Fund's performance.

     Since the Fund invests in securities denominated or quoted in Central and Eastern European currencies, changes in the exchange rates between the U.S. Dollar and such Central and Eastern European currencies will affect the dollar value of securities in the Fund's portfolio and the unrealized appreciation or depreciation of investments. Furthermore, the Fund may incur costs in connection with conversions between U.S. Dollars and Central and Eastern European currencies. Foreign exchange dealers realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer normally will offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire immediately to resell that currency to the dealer. The Fund conducts its foreign currency exchange transactions either at the spot rate prevailing in the foreign currency exchange market, at regulated official rates for currencies that are not freely convertible or internationally traded or through entering into forward, futures or options contracts to purchase or sell foreign currencies, if available.

Exchange Controls

     The ability of the Fund to exchange Central and Eastern European currencies into U.S. Dollars and to repatriate investment income, capital and proceeds of sales realized from its investments in Central and Eastern European securities is subject to regulation by Central and Eastern European government authorities. There can be no assurance that the governments of Central and Eastern European countries will not, whether for purposes of managing their balance of payments or for other reasons, impose additional restrictions in the future on foreign capital remittances abroad or otherwise modify the exchange control regime applicable to foreign investors in such a way that may adversely affect the ability of the Fund to repatriate its income and capital. The Fund could be adversely affected by delays in obtaining or the failure to obtain any required government or central bank approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. If for any reason the Fund was unable, through borrowing or otherwise, to distribute an amount equal to substantially all of its investment company taxable income (as defined for U.S. tax purposes) within applicable time periods, the Fund would cease to qualify for the favorable tax treatment afforded to regulated investment companies under the Code.

High Yield/High Risk and Unrated Debt

     The Fund has not established any minimum rating criteria for the debt securities in which it may invest. Accordingly, the Fund may invest in securities rated in medium to low rating categories of internationally recognized statistical rating organizations and unrated securities of comparable quality (such securities are referred to herein as "high yield/high risk securities"). Such securities are speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rated categories. Under rating agency guidelines, these lower-rated securities will likely have some quality and protective characteristics that are outweighed by large uncertainties or major risk exposures to adverse conditions. The Fund may invest in securities having the lowest ratings for non-subordinated debt instruments assigned by Moody's or S&P (i.e., rated in the category "C" by Moody's or "D" by S&P) or in comparable unrated securities. The Fund is not required to dispose of securities in the event of a decline in their credit quality or ratings. Some of the debt securities held by the Fund may not be paying interest currently or may be in payment default. Under rating agency guidelines, these securities are considered to have extremely poor prospects of ever attaining any real investment standing, to have a current identifiable vulnerability to default, to be unlikely to have the capacity to pay interest and repay principal when due in the event of adverse business, financial or economic conditions, and/or to be in default or not current in the payment of interest or principal. Unrated securities deemed by the Investment Adviser to be comparable to these lower- and lowest-rated securities will have similar characteristics. In purchasing such securities, the Fund relies on the Investment Adviser's analysis, judgment and experiences in evaluating the creditworthiness of an issuer of such securities. Achievement of the Fund's investment objective through investing in lower quality debt securities may be more dependent on the Investment Adviser's credit analysis than would be the case for higher quality debt securities. The Investment Adviser takes into consideration, among other things, the issuer's financial resources, its operating history, its sensitivity to economic and political conditions and trends, anticipated changes in interest rates, the quality of the issuer's management and regulatory matters.

     The market values of high yield/high risk securities tend to be less sensitive than higher quality securities to fluctuations in the general level of interest rates and more sensitive to changes in the equity markets, individual corporate developments or political developments concerning government issuers. Issuers of high yield/high risk securities may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. For example, during a sustained period of rising interest rates, an economic downturn or a sustained period of political uncertainty or unrest, issuers of high yield/high risk securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, service of debt obligations also may be adversely affected by the issuer's inability to meet specific projected business forecasts, specific issuer developments or the unavailability of additional financing. In addition, these periods can be expected to result in increased volatility of market prices and yields of lower rated securities and thus in the Fund's net asset value. The risk of loss due to default by the issuer is significantly greater for the holders of high yield/high risk securities because such securities may be unsecured and may be subordinated to other creditors of the issuer.

     Investments in debt securities of Central and Eastern European governments involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt. Political changes or a deterioration of a country's domestic economy or balance of trade may affect the willingness of countries to service their debt. Such debtors also may be dependent on expected disbursements from foreign governments, multilateral agencies and other entities abroad. Failure to implement such economic or other reforms, achieve such levels of economic performance or repay principal or interest when due, may result in the cancellation of such third parties' commitments to lend funds to the government debtor, which may further impair such debtor's ability or willingness to timely service its debts.

     The ability of Central and Eastern European governments to make timely payments on their debt is likely to be influenced strongly by a country's balance of trade and its access to trade and other international credits. A country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of such commodities. Increased protectionism on the part of a country's trading partners could also adversely affect its exports.

     High yield/high risk securities may have redemption or call features which would permit an issuer to repurchase the securities from the Fund. If a call were exercised by the issuer during a period of declining interest rates, the Fund in all likelihood would have to replace the called securities with lower yielding securities, thus decreasing the net investment income to the Fund and dividends to shareholders.

     The Fund may have difficulty disposing of certain high yield/high risk securities, as there may be a thin trading market for such securities. To the extent that a secondary trading market for high yield/high risk securities does exist, it is generally not as liquid as the secondary market for higher rated securities. Reduced secondary market liquidity may have an adverse impact on market price and the Fund's ability to dispose of particular issues when necessary to meet the Fund's liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer. Reduced secondary market liquidity for certain high yield/high risk securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing the Fund's portfolio. Market quotations are generally available on many high yield/high risk securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. The Fund's Board of Directors or the Investment Adviser consider the factors affecting the market for high yield/high risk securities in determining whether any particular security is liquid or illiquid and whether current market quotations are readily available. Adverse publicity and investor perceptions, which may not be based on fundamental analysis, also may decrease the value and liquidity of high yield/high risk securities, particularly in a thinly traded market. Factors adversely affecting the market value of high yield/high risk securities are likely to adversely affect the Fund's net asset value. In addition, the Fund may incur additional expenses to the extent it is required to seek recovery upon a default on a portfolio holding or to participate in the restructuring of the obligations.

Investment Practices

     The risks and special considerations of certain of the investment practices in which the Fund may engage pursuant to its investment policies are described in "Appendix B: Additional Investment Activities." Instruments to hedge the securities in which the Fund invests, as well as the currencies in which they are quoted or denominated, may not be available. Accordingly, the Fund could have substantial exposure to the risks associated with such securities and currencies, as described herein. However, to the extent the Fund uses "Hedging and Derivatives" (as defined in "Appendix B: Additional Investment Activities - Hedging and Derivatives"), the Fund will bear certain risks associated with these instruments, including possible default by the other party to the transaction, illiquidity and, to the extent the Investment Adviser's view as to certain market movements is incorrect, the risk that the use of Hedging and Derivatives could result in losses greater than if Hedging and Derivatives had not been used. Use of put and call options could result in losses to the Fund, force the sale or purchase of portfolio securities at inopportune times or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, or cause the Fund to hold a security it might otherwise sell. The use of currency transactions could result in the Fund's incurring losses as a result of the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Fund could create the possibility that losses on the hedging instrument will be greater than gains in the value of the Fund's position. In addition, futures and options markets could be illiquid in some circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, the Fund might not be able to close out a position without incurring substantial losses. To the extent the Fund utilizes futures and options transactions for hedging, such transactions should tend to minimize the risk of loss due to a decline in the value of the hedged position and, at the same time, limit any potential gain to the Fund that might result from an increase in value of the position. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is limited to the cost of the initial premium and transaction costs. Losses resulting from the use of Hedging and Derivatives will reduce the Fund's net asset value, and possibly income, and the losses can be greater than if Hedging and Derivatives had not been used.

Illiquid Securities and Private Securities Transactions

     The Fund is permitted to invest without limitation in illiquid securities. The Fund, however, limits its investments in securities acquired in private placements from the issuers and unlisted equity securities which are illiquid to 20% of its total assets. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with these investments will be particularly acute in situations in which the Fund's operations require cash, such as when the Fund repurchases shares or pays dividends or distributions, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of such investments. Further, companies whose securities are not publicly traded are not subject to the disclosure and other investor protection requirements which would be applicable if their securities were publicly traded. In addition to the foregoing, a substantial proportion of secondary market securities transactions in Central and Eastern European countries are privately negotiated between market participants outside of securities exchanges and organized over-the-counter markets, even if the securities are also traded on an exchange or in an organized over-the-counter market. There may be significant disparities between the prices paid for securities in private transactions and the prices at which the same securities trade on an exchange or in an organized over-the-counter market. These factors may limit the Fund's ability to obtain accurate market quotations for purposes of valuing its portfolio securities and calculating its net asset value, and the sale price of certain of the Fund's securities may be significantly lower or higher than the Fund's most recent determination of their fair value.

Withholding and Other Taxes

     Income and capital gains on securities held by the Fund may be subject to withholding and other taxes imposed by Central and Eastern European countries, which reduce the return on the Fund on those securities. The imposition of such taxes and the rates imposed are subject to change. The Fund intends to elect, when eligible, to "pass-through" to the Fund's shareholders, as a deduction or credit, the amount of foreign taxes paid by the Fund. The taxes passed through to shareholders will be included in each shareholder's income. Certain shareholders, including some non-U.S. shareholders, will not be entitled to the benefit of a deduction or credit with respect to foreign taxes paid by the Fund. Even if a shareholder is eligible and elects to credit foreign taxes, such credit is subject to limitations which, in particular, may affect the ability to credit capital gains taxes. Other foreign taxes, such as transfer taxes, may be imposed on the Fund, but would not give rise to a credit, or be eligible to be passed through to shareholders.

     The Fund may engage in hedging or derivatives transactions involving foreign currencies, forward contracts, options and futures contracts. Such transactions will be subject to special provisions of the Internal Revenue Code of 1986 (the "Code") that, among other things, may affect the character of gains and losses realized by the Fund (that is, may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Fund and defer recognition of certain of the Fund's losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. In addition these provisions (1) will require the Fund to "mark-to-market" certain types of positions in its portfolio (that is, treat them as if they were closed out) and
(2) may cause the Fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes.

     The Fund intends to make investments which may, for federal income tax purposes, constitute investments in shares of foreign corporations. If the Fund purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFICs"), the Fund may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of the shares even if the income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on either the Fund or its shareholders with respect to deferred taxes arising from the distributions or gains. If the Fund were to invest in a PFIC and elected to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, the Fund would be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if not distributed to the Fund. Alternatively, under recently enacted legislation, a Fund can elect to mark-to-market at the end of each taxable year its shares in a PFIC; in this case, the Fund would recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it did not exceed prior increases included in income. Under either election, the Fund might be required to recognize in a year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income would nevertheless be subject to the distribution requirements of the Code and would be taken into account for purposes of the applicable excise tax.

     If for any taxable year a Fund does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Fund's current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

Non-Diversification

     The Fund is classified as a non-diversified investment company under the 1940 Act, which means that the Fund is not limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. Thus, the Fund may invest a greater proportion of its assets in the securities of a smaller number of issuers and, as a result, will be subject to greater risk of loss with respect to its portfolio securities. The Fund, however, intends to comply with the diversification requirements imposed by the Code for qualification as a regulated investment company.

                      [This page intentionally left blank]

                                                                      APPENDIX B

Other Investment Policies

     Set forth below is a description of certain other investment strategies and techniques that may be utilized in managing the Fund's assets.

     Illiquid Securities and Private Securities Transactions. The Fund is permitted to invest without limitation in illiquid securities, i.e. securities for which there is no readily available market or no market at all. The Fund, however, limits its investments in securities acquired in private placements from the issuers and unlisted equity securities which are illiquid to 20% of its total assets. The Fund does not invest in mortgage certificates. The Fund may be unable to dispose of its holdings in illiquid securities at then current prices and may have to dispose of such securities over extended periods of time. In addition to the foregoing, a substantial proportion of secondary market securities transactions in Central and Eastern European countries may be privately negotiated between market participants outside of securities exchanges and organized over-the-counter markets, even if the securities are also traded on an exchange or in an organized over-the-counter market. The Fund's investment policies do not limit its ability to participate in such transactions. There may be significant disparities between the prices paid for securities in private transactions and the prices at which the same securities trade on an exchange or in an organized over-the-counter market. In addition, these factors may limit the Fund's ability to obtain accurate market quotations for purposes of valuing its portfolio securities and calculating its net asset value. In many cases, such illiquid securities will be subject to contractual or legal restrictions on transfer. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded.

     Convertible Securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest generally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. A convertible security might be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Fund is called for redemption, the Fund may be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

     Warrants. The Fund is permitted to invest in warrants, which are securities permitting, but not obligating, their holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, an investment in warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date.

     Equity-Linked Debt Securities. The Fund is permitted to invest in equity-linked debt securities. Equity-linked debt securities are corporate debt securities which involve equity features, such as warrants or contingent interest or participations based on revenues, sales or profits (i.e., interest or other payments, often in addition to a fixed rate of return, that are based on the borrower's attainment of specified levels of revenues, sales or profits and thus enable the holder of the security to share in the potential success of the venture). The amount of interest and/or principal payments which the issuer of equity-linked debt securities is obligated to make may be linked to the performance of a specified index of equity securities and may be significantly greater or less than payment obligations in respect of other types of debt securities. An investment in equity-linked debt securities may be considered more speculative than other types of debt securities. In selecting equity-linked debt securities for the Fund, the Investment Adviser may consider, among other factors, the creditworthiness of the issuers of the securities and, if applicable, the volatility of the index of equity securities.

ADDITIONAL INVESTMENT ACTIVITIES

     In addition to the investment policies discussed above and elsewhere in this proxy statement, the Fund is permitted to engage in certain additional investment activities. Such activities may be limited by law or regulations of Central or Eastern European countries.

Hedging and Derivatives

     The Fund is authorized to use various hedging and investment strategies described below to hedge various market risks (such as broad or specific market movements and interest rates and currency exchange rates), to manage the effective maturity or duration of debt instruments held by the Fund, or to seek to increase the Fund's income or gain. Although these strategies are regularly used by some investment companies and other institutional investors, few, if any, of these strategies can practicably be used to a significant extent by the Fund at the present time and may not become available for extensive use in the future. Techniques and instruments may change, however, over time as new instruments and strategies are developed or regulatory changes occur.

     Subject to the constraints described above, the Fund may purchase and sell interest rate, currency or stock index futures contracts and enter into currency forward contracts and currency swaps and related transactions, it may purchase and sell (or write) exchange listed and over-the-counter put and call options on debt and equity securities, currencies, futures contracts, fixed income and stock indices and other financial instruments and it may enter into interest rate and equity swaps and related transactions and other similar transactions which may be developed to the extent the Investment Adviser determines that they are consistent with the Fund's investment objective and policies and applicable regulatory requirements (collectively, these transactions are referred to herein as "Hedging and Derivatives"). The Fund may enter into futures contracts or options thereon for purposes other than bona fide hedging if, immediately thereafter, the sum of the amount of its initial margin and premiums on such open contracts and options would not exceed 5% of the liquidation value of the Fund's portfolio; provided, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. The Fund's interest rate transactions may take the form of swaps, caps, floors and collars, currency forward contracts, currency futures contracts, currency swaps and options on currency or currency futures contracts.

     Hedging and Derivatives may be used to attempt to protect against possible changes in the market value of securities held in or to be purchased for the Fund's portfolio resulting from securities markets or currency exchange rate fluctuations, to protect the Fund's unrealized gains in the value of its portfolio securities, to facilitate the sale of those securities for investment purposes, to manage the effective maturity or duration of the Fund's portfolio, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular debt or equity securities. The use of Hedging and Derivatives in certain circumstances will require that the Fund segregate cash, U.S. Government securities or other liquid assets to the extent the Fund's obligations are not otherwise "covered" through ownership of the underlying security, financial instrument or currency. The degree of the Fund's use of Hedging and Derivatives may be limited by certain provisions of the Code.

     Hedging and Derivatives involve special risks, including possible default by the other party to the transaction, illiquidity and, to the extent the Investment Adviser's view as to certain market movements is incorrect, the risk that the use of Hedging and Derivatives could result in losses greater than if such investment strategies had not been used. Use of put and call options could result in losses to the Fund, force the sale or purchase of portfolio securities at an inopportune time or for prices higher than (in the case of put options) or lower than (in the case of call options) current market values, or cause the Fund to hold a security it might otherwise sell. The use of currency transactions could result in the Fund's incurring losses as a result of the imposition of exchange controls, suspension of settlements, or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain special risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Fund could create the possibility that losses on the hedging instrument are greater than gains in the value of the Fund's position. In addition, futures and options markets could be illiquid in some circumstances and certain over-the-counter options could have no markets. As a result, in certain markets, the Fund might not be able to close out a position without incurring substantial losses. Although the Fund's use of futures and options transactions for hedging purposes should tend to minimize the risk of loss due to a decline in the value of the hedged position at the same time it will tend to limit any potential gain to the Fund that might result from an increase in value of the position. Finally, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of options, in which case the exposure is united to the cost of the initial premium and transaction costs. Losses resulting from Hedging and Derivatives will reduce the Fund's net asset value, and possible income, and the losses can be greater than if the Hedging and Derivatives had not been used.

     When conducted outside the United States, Hedging and Derivatives may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of positions taken as part of non-U.S. Hedging and Derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors; (2) lesser availability of data on which to make trading decisions than in the

United States; (3) delays in the Fund's ability to act upon economic events occurring in foreign markets during non-business hours in the United States; (4) the position of different exercise and settlement terms and procedures and margin requirements than in the United States; and (5) lower trading volume and liquidity.

When-Issued and Delayed Delivery Securities

     The Fund is permitted to purchase securities on a when-issued or delayed delivery basis. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price. No income accrues to the purchaser of a security on a when-issued or delayed delivery basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in market prices. Purchasing a security on a when-issued or delayed delivery basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery. The Fund will only make commitments to purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities but may sell them before the settlement date if it is deemed advisable. The Fund generally will establish a segregated account in which it will maintain liquid assets in an amount at least equal in value to the Fund's commitments to purchase securities on a when-issued or delayed delivery basis. If the value of these assets declines, the Fund will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments. As an alternative, the Fund may elect to treat when-issued or delayed delivery securities as senior securities representing indebtedness, which are subject to asset coverage requirements under the 1940 Act.

Loans of Portfolio Securities

     The Fund is permitted to lend portfolio securities. By doing so, the Fund attempts to earn income through the receipt of interest on the loan. In the event of the bankruptcy of the other party to a securities loan, the Fund could experience delays in recovering the securities it lent. To the extent that, in the meantime, the value of the securities the Fund lent has increased, the Fund could experience a loss. Any physical transfer of portfolio securities outside a particular Central or Eastern European country may be subject to limitation under local law.

     Any securities that the Fund may receive as collateral for a loan will not become a part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Fund will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Fund is permitted to invest. During the time securities are on loan, the borrower will pay the Fund any accrued income on those securities, and the Fund may invest the cash collateral and earn additional income or receive an agreed-upon fee from a borrower that has delivered cash equivalent collateral. Cash collateral received by the Fund will be invested in securities in which the Fund is permitted to invest. The value of securities loaned will be marked to market daily. Portfolio securities purchased with cash collateral are subject to possible depreciation. Loans of securities by the Fund will be subject to termination at the Fund's or the borrower's option. The Fund may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Fund's Board of Directors.

Investment Funds

     The Fund is permitted to invest in investment funds, other than those for which the Investment Manager or the Investment Adviser serves as investment adviser or sponsor, which invest principally in securities in which the Fund is authorized to invest. Among such investment funds are "voucher funds," which are investment funds formed in connection with the privatization by local governments of a number of state-owned companies and the issuance of investment vouchers to private citizens reflecting ownership interests therein. Under the 1940 Act, the Fund may invest a maximum of 10% of its total assets in the securities of other investment companies. In addition, under the 1940 Act, not more than 5% of the Fund's total assets may be invested in the securities of any one investment company. To the extent the Fund invests in other investment funds, the Fund's shareholders will incur certain duplicative fees and expenses, including investment advisory fees. The Fund's investment in certain investment funds will result in special U.S. federal income tax consequences.

Leverage

     Although the Fund has no present intention to do so, the Fund is permitted to utilize leverage by borrowing or by issuing preferred stock or short-term debt securities in an amount up to 10% of the Fund's total assets. Borrowings may be secured by the Fund's assets.

     Leverage by the Fund creates an opportunity for increased return but, at the same time, creates special risks. For example, leverage may exaggerate changes in the net asset value of the Fund's common stock and in the return on the Fund's portfolio. Although the principal of any leverage will be fixed, the Fund's assets may change in value during the time the leverage is outstanding. Leverage will create expenses for the Fund which can exceed the income from the assets acquired with the proceeds of the leverage. Furthermore, an increase in interest rates could reduce or eliminate the benefits of leverage and could reduce the value of the Fund's common stock.

     The Fund also is permitted to enter into reverse repurchase agreements with any member bank of the Federal Reserve System and any broker-dealer or any foreign bank that has been determined by the Investment Adviser to be creditworthy. Under a reverse repurchase agreement, the Fund would sell securities and agree to repurchase them at a mutually agreed date and price. At the time the Fund enters into a reverse repurchase agreement, it may establish and maintain a segregated account, with its custodian or a designated sub-custodian, containing cash, U.S. Government securities or other liquid, high grade debt obligations, having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities purchased with the proceeds of the sale of securities received by the Fund may decline below the price of the securities the Fund is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligations to repurchase the securities, and the Fund's use of proceeds of the reverse repurchase agreement may effectively be restricted pending the decision. Reverse repurchase agreements will be treated as borrowings for purposes of calculating the Fund's borrowing limitation to the extent the Fund does not establish and maintain a segregated account (as described above).

Investment Restrictions

     Set forth below are the Fund's "Investment Restrictions", giving effect to the adoption of Proposal 1(c).

     The following restrictions, along with the Fund's investment objective and its policy to invest at least 65% of the Fund's total assets in securities of Central European Issuers under normal market conditions, are, subject to the succeeding sentence, the Fund's only fundamental policies, that is, policies that cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. In addition, as a matter of fundamental policy, and notwithstanding any other fundamental investment policy or limitation, the Fund may invest all or a portion of its assets invested in any Central or Eastern European country through one or more subsidiaries, trusts or other similar arrangements (including a branch) established by the Fund at any such time that the Board of Directors of the Fund determines that it is in the best interests of the Fund's shareholders. As used herein, a "majority of the Fund's outstanding voting securities" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions referred to herein are not fundamental policies of the Fund and may be changed by the Fund's Board of Directors without shareholder approval. If a percentage restriction set forth below or elsewhere herein is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation. Under its fundamental restrictions, the Fund may not:

     (1) purchase any securities which would cause 25% or more of the value of its total assets at the time of such purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to investment in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

     (2) issue senior securities or borrow money, except for senior securities (including borrowing money, including on margin if margin securities are owned, entering into reverse repurchase agreements and entering into similar transactions) not in excess of 10% of its total assets (excluding the amount borrowed); provided, however, that the Fund's obligations under when-issued and delayed delivery transactions and similar transactions and reverse repurchase agreements are not treated as senior securities if covering assets are appropriately segregated, and the use of Hedging and Derivatives shall not be deemed to involve the issuance of a "senior security" or a "borrowing";

     (3) purchase or sell commodities or commodity contracts, including futures contracts and options thereon, except that the Fund may engage in Hedging and Derivatives;

     (4) make loans, except that (a) the Fund may (i) purchase and hold debt instruments (including bonds, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objective and policies, (ii) enter into repurchase agreements with respect to portfolio securities, and (iii) make loans of portfolio securities, as described under "Additional Investment Activities -- Loans of Portfolio Securities" herein; and (b) delays in the settlement of securities transactions will not be considered loans;

     (5) underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter;

     (6) purchase or sell real estate, real estate mortgage loans or real estate limited partnership interests (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

     (7) purchase securities on margin (except as provided in (2) above and except for delayed delivery or when-issued transactions, such short-term credits as are necessary for the clearance of transactions, and margin deposits in connection with transactions in futures contracts, options on futures contracts, options on securities and securities indices and currency transactions) or make short sales;

     (8) invest for the purpose of exercising control over management of any company;

     (9) invest more than 25% of its total assets in a particular company or issuer; or

     (10) acquire more than 25% of any class of outstanding stock of any company.

     As a matter of operating policy, which may be changed by the Fund's Board of Directors without stockholder vote, the Fund will not purchase or borrow securities from or sell or lend securities to interested persons or affiliated persons, as defined under the 1940 Act, except as permitted under the 1940 Act.